Exhibit 99.1
Bye-law Amendment
24.
Giving Notice and Access

24.1
A notice may be given by the Company to a Shareholder:

(a)
by delivering it to such Shareholder in person; or

(b)
by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or

(c)
~~subject to compliance with Bye-law 24.7,~~ by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or

~~(d)~~
~~subject to compliance with Bye-law 24.7, via website designated by the Company in accordance with Bye-law 24.5; or~~

~~(e)~~(d)
~~to the extent permitted by the applicable laws,~~ by ~~placing~~ publishing it on ~~the~~ a website ~~of NASDAQ~~, and giving to such Shareholder a notice stating that the notice is available there ~~(a “notice of availability”)~~. ~~The notice of availability~~Such notice shall include the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website and may be given to such Shareholder by any of the means set out above.

24.2
Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

24.3
Any notice (save for one delivered in accordance with Bye-law 24.~~4~~1(d)) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

24.4
In the case of information or documents delivered in accordance with Bye-law 24.1(d), service shall be deemed to have occurred when (a) the Shareholder is notified in accordance with that Bye-law and (b) the information or document is published on the website.

24.~~4~~5
The Company shall be under no obligation to send a notice or other document to the address shown for any particular Shareholder in the Register of Shareholders if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Shareholder at such address and may require a Shareholder with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

24.~~5~~6
~~Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, t~~The ~~Board~~ Company may deliver ~~such~~ information or documents to a Shareholder via a website by notifying the Shareholder of ~~their~~ the availability of such information or documents on such website and including on such notice ~~therein~~ the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

~~24.6~~
~~In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.~~

~~24.7~~
~~If the Company intends to transmit a notice by electronic means to a Shareholder in accordance with Bye-law 24.1(c) or, to deliver information or documents to a Shareholder via a website in accordance with Bye-law 24.5, it must first contact such Shareholder in writing to request his consent for the use of such electronic means for transmitting such notice and/or for the use of the website to deliver such information or documents, and if such Shareholder does not object within 28 days of the date of the written notice from the Company, his consent shall be deemed to have been given. A Shareholder who has consented or has been deemed to consent under this Bye-law 24.7 to receiving notices, information and/or documents by electronic means and/or via a website may at any time after such consent or deemed consent notify the Company in writing that it requires such notices, information and/or documents to be delivered to him in hard copy paper form.~~